SEC Form 3, Form 4 and Form 5 and Application for
                                 EDGAR Access (Form ID)
                        Confirmation of Authority to Sign

Pursuant to Instruction 7 to SEC "Form 3 - Initial Statement of Beneficial Ownership of Securities," "Form 4 - Statement of Changes in Beneficial Ownership" and "Form 5 - Annual Statement of Beneficial Ownership of Securities" the undersigned, being the Chief Compliance Officer of MassMutual Corporate Investors and MassMutual Participation Investors (each, a "Trust"), hereby appoint and designate (i) Rosemary Baker (ii) Jean Bradley (iii) John Mulkern, and each of them singly, as my true and lawful power of attorney with full power to (a) apply for access to the EDGAR filing system in my name and (b) sign for me and file with the Securities and Exchange Commission, the New York Stock Exchange and the Trust said SEC Forms 3, 4 and/or 5 with respect to my relationship with the Trust and any shares of the Trust purchased or sold by the undersigned or any other change of beneficial ownership relating to equity or derivative securities of the Trust required to be reported by the undersigned.

This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange Commission.



Signature and Date:                 _____S/Mary Ellen Wesneski_________________

Name:    Mary Ellen Wesneski
Title: Chief Compliance Officer of MassMutual Corporate Investors and MassMutual Participation Investors